Exhibit 99.1

PRESS RELEASE

Contacts:

Roubik Gregorian, President and CEO Thomas R. Melendrez, Vice President (510) 668-7000	For Release 7:45 a.m. EDT October 19, 2006

Exar Corporation Announces Second Quarter Fiscal 2007 Results

Highlights

•	Continued Revenue Growth

•	Improved Operating Income

•	Voluntary Examination of Stock Option Practices Completed

Fremont, California, October 19, 2006 – Exar Corporation (NasdaqGM: EXAR), a leading provider of high-performance, mixed-signal silicon solutions for the worldwide communications infrastructure, today reported fiscal 2007 second quarter operating results. Revenue for the quarter ended September 30, 2006 was $18.5 million, a 1.5% increase compared to the prior fiscal quarter and an 11.9% increase from $16.5 million for the same period last year.

The second quarter fiscal 2007 operating income was $0.05 million, as compared to operating loss of $0.6 million for the prior quarter and operating loss of $0.48 million for the second quarter fiscal 2006. Net income for the quarter ended September 30, 2006 was $1.8 million, including an impairment charge of $1.0 million, as compared to $2.0 million for the prior fiscal quarter and a decrease from $2.1 million in the same period last year. For the quarter ended September 30, 2006 EPS was $0.05 per diluted share, down from $0.06 per diluted share in the prior fiscal quarter and the same as the second quarter fiscal 2006.

Gross margin for the second quarter of fiscal 2007 was 68.8% as compared to 70.0% in the prior fiscal quarter and 66.5% for the same period last year.

For the second quarter of fiscal 2007 net income includes stock-based compensation expense of $1.2 million as a result of the Company’s compliance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments (SFAS 123R), during the quarter and an impairment charge of $1.0 million associated with long-term investments. Excluding these charges, the Non-GAAP EPS was $0.10 per diluted share. The Company believes that this Non-GAAP information is important and valuable to stockholders to help them compare operating performance across reporting periods, however, this information is in no way a substitution for financial results defined under GAAP.

“I am encouraged by the strong interest in our T/E and interface products which we recently augmented with the introduction of several highly integrated and innovative solutions. Our investment in storage and transport products is generating opportunities to engage in meaningful design dialogue with a growing number of tier one customers for new designs and next generation platforms,” stated Dr. Roubik Gregorian, President and CEO.

Corporate Matters

In addition, Exar today announced the completion of a voluntary examination of the Company’s historical stock option grants made during calendar years 1995 through 2005. During this period, option grants were made approximately 194 times. This examination was prompted by a proactive concern for shareholders’ interests as well as the widespread regulatory and media attention on option granting practices. The examination was conducted by outside counsel which thoroughly reviewed the Company’s historical option documentation, historical stock prices, and the date of press releases. Based on this analysis, the Company’s Audit Committee concluded there were no material accounting issues or pattern of manipulation regarding the issuance and pricing of stock options. Based on these findings the Company has determined that it does not anticipate any adjustments to previously filed financial statements.

Product Summary

Industry Firsts

Continuing the Company’s focus on technology innovation, Exar released the XRT86SH221 (Voyager-Lite)—the industry-first integrated 21-channel E1 LIU/framer with VT/TU Mapper/DeMapper—which targets tributary aggregation applications such as multi-service provisioning platforms, routers, optical and wireless transport. In addition, the Company released the XR17V254; an industry-first quad-channel 66MHz PCI 3.0 compliant Universal Asynchronous Receiver Transmitter (UART) device. The XR17V254 supports the ongoing market transition to high-speed interconnects found in remote access servers, instrumentation, storage, embedded systems, serial port expansion, factory automation and process control.

Serial Communications

During the quarter, the Company added two high-speed UART product families (encompassing 12 devices) to its market leading serial communications portfolio. The high performance, low voltage (1.8V) XR16M and XR68M series are composed of six different ICs with a variety of FIFO choices: 16-byte, 32-byte, and 64-byte. Also, the Company launched the XR16Vxx4 series (six different products) of low voltage quad-channel UARTs making the Company’s quad-channel UART offering the most extensive in the industry. These two product families are targeted to address the needs of next generation system designs and are ideal for a variety of applications such as battery operated consumer products including portable devices, cellular data devices, and industrial applications such as factory automation/process control and telecommunications, amongst others. Early market reaction to these newly introduced families has been very encouraging, with a variety of customers already being sampled and/or evaluating many of the devices in the 16M and 16V series.

Network and Transmission

Targeting next generation metro transport and access networks, the Company augmented its Universal OC-48/STM-16, Quad OC-12/STM-4 & OC-3/STM-1 Multi-protocol over SONET/SDH (MPOS) framer offering, the ExtendAR 48M™ Family, with two new products: the XRT95L52 and XRT95L50. The Company’s newest MPOS framers support current as well as expected future networking environments as the market continues its steady migration to packet-based infrastructures.

Regulatory Compliance/Current Business Outlook

The Company is subject to the Securities and Exchange Commission’s requirements governing public company reporting obligations. The Company intends to provide its investors, financial analysts, and the general public with guidance each quarter in its earnings news release and its conference calls. The Company will not provide any further guidance or updates on its performance during the quarter unless it does so in a news release, such as this one, or in such other manner that is compliant with Regulation FD and Regulation G, as the case may be, and other applicable laws, rules and regulations.

The Company reports its financial results in accordance with GAAP. Additionally, the Company from time to time supplements reported GAAP financials with Non-GAAP measures which are included in related press releases and Reports filed with the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC at: http://www.sec.gov. With respect to the quarter ended September 30, 2006, we are showing Non-GAAP consolidated statements of income, which are adjusted to exclude from our GAAP results all stock-based compensation expense and an impairment charge. This Non-GAAP presentation is given in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. In addition, there may still be other companies which have not yet adopted SFAS 123R. The Company believes that the Non-GAAP presentation to exclude stock-based compensation and an impairment charge is relevant and useful information that will be widely used by analysts, investors, and other interested parties in the semiconductor industry. Accordingly, the Company is disclosing this information to permit additional analysis of the Company’s performance. The presentation of our Non-GAAP financial results is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our Non-GAAP measures may be different from Non-GAAP measures used by other companies.

The Company’s statements about its future financial performance are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described below. For the third quarter of fiscal 2007 ending December 31, 2006, the Company is forecasting revenue slightly down as compared with the prior fiscal quarter.

Earnings Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the second quarter fiscal 2007, today, Thursday, October 19, at 1:30 p.m. EDT. To access the conference call, please dial (800) 874-8975 by 1:20 p.m. EDT and use conference ID number 7841911. In addition, a live webcast will also be available. To access the webcast, please go to Exar’s Investors Homepage at: http://www.exar.com. A replay of the call will be available starting at 5:30 p.m. EDT today until 8:00 p.m. EDT on October 26, 2006. To access the replay, please dial (800) 642-1687 and use conference ID number 7841911.

Safe Harbor Statement

The Company’s statements about its future financial performance, relationship with Alcatel, distribution and OEM trends, among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global economic and industry conditions, such as the level of capital spending in the telecommunications and data communications markets; limited visibility associated with customer demand for network and transmission products; the possible loss of, or decrease in orders from, an important customer; adjustments in interest rates and cash balances; vendor capacity or throughput constraints; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to option expensing; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended March 31, 2006 and Form 10-Q for the fiscal quarter ended June 30, 2006.

About Exar

Exar Corporation designs, develops and markets high-performance, analog and mixed-signal silicon solutions for a variety of markets including networking, serial communications, clock and timing, and storage. Leveraging its industry-proven analog design expertise and system-level knowledge, Exar delivers to customers a wide array of technology solutions for their current as well as next generation products. The Company is based in Fremont, CA, had fiscal 2006 revenues of $67.0 million, and employs approximately 250 people worldwide. For more information about the Company visit: http://www.exar.com

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	SEPTEMBER 30,	JUNE 30,	SEPTEMBER 30,	SEPTEMBER 30,
	2006	2006	2005	2006	2005
Net sales	$18,503	$18,231	$16,528	$36,734	$32,440
Cost of sales:
Product cost of sales (a)	5,530	5,232	5,303	10,762	10,354
Amortization of purchased intangible assets	240	240	240	480	440

Total cost of sales	5,770	5,472	5,543	11,242	10,794

Gross profit	12,733	12,759	10,985	25,492	21,646

Operating expenses:
Research and development (a)	6,677	6,614	6,022	13,291	12,254
Selling, general and administrative (a); (b)	6,010	6,734	5,443	12,743	10,629

Total operating expenses	12,687	13,348	11,465	26,034	22,883

Income (loss) from operations	46	(589)	(480)	(542)	(1,237)

Interest income and other, net
Interest and other income, net	4,229	3,714	3,234	7,942	6,234
Other than temporary loss on long-term investments	(957)	—	—	(957)	—

Total interest and other income, net	3,272	3,714	3,234	6,985	6,234

Income before income taxes	3,318	3,125	2,754	6,443	4,997
Provision for income taxes	1,539	1,121	690	2,659	1,183

Net income	$1,779	$2,004	$2,064	$3,784	$3,814

Earnings per share:
Basic earnings per share	$0.05	$0.06	$0.05	$0.10	$0.09

Diluted earnings per share	$0.05	$0.06	$0.05	$0.10	$0.09

Shares used in the computation of earnings per share:
Basic	36,315	35,807	39,711	36,061	40,967

Diluted	36,506	36,257	40,365	36,381	41,526

__________ (a) Includes stock-based compensation expense as follows (fiscal year 2007 increase reflects the adoption SFAS 123R):
Cost of sales	$29	$25	$—	$54	$—
Research and development	$352	$326	$—	$678	$—
Selling, general and administrative	$782	$715	$34	$1,497	$68

(b)	Included in selling, general and administrative expenses in the six months ended September 30, 2006 is $664,000 in connection with the Company’s Chief Financial Officer separation agreement dated June 30, 2006.

EXAR CORPORATION AND SUBSIDIARIES

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

EXCLUDING STOCK-BASED COMPENSATION EXPENSE

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30, 2006					THREE MONTHS ENDED
	REPORTED	NON-GAAP ENTRIES		NON-GAAP		JUNE 30, 2006 REPORTED	SEPTEMBER 30, 2005 REPORTED
Net sales	$18,503	$—		$18,503		$18,231	$16,528

Cost of sales:
Product cost of sales	5,530	(29	)(a)	5,501		5,232	5,303
Amortization of purchased intangible assets	240	—		240		240	240

Total cost of sales	5,770	(29)		5,741		5,472	5,543

Gross profit	12,733	29		12,762		12,759	10,985

Operating expenses:
Research and development	6,677	(352	)(a)	6,325		6,614	6,022
Selling, general and administrative	6,010	(782	)(a)	5,228		6,734	5,443

Total operating expenses	12,687	(1,134)		11,553		13,348	11,465

Income (loss) from operations	46	1,163		1,209		(589)	(480)

Interest income and other, net
Interest and other income, net	4,229	—		4,229		3,714	3,234
Other than temporary loss on long-term investments	(957)	957		—		—	—

Total interest and other income, net	3,272	957		4,229		3,714	3,234

Income before income taxes	3,318	2,120		5,438		3,125	2,754
Provision for income taxes	1,539	383	(b)	1,922		1,121	690

Net income	$1,779	$1,737		$3,516		$2,004	$2,064

Earnings per share:
Basic earnings per share	$0.05			$0.10		$0.06	$0.05

Diluted earnings per share	$0.05			$0.10		$0.06	$0.05

Shares used in the computation of earnings per share:
Basic	36,315			36,315		35,807	39,711

Diluted	36,506			36,406	(c)	36,257	40,365

(a)	Stock-based compensation expense.
(b)	Income tax effect of Non-GAAP entries.
(c)	Excludes 100,000 shares to adjust diluted outstanding shares calculated under SFAS 123R to conform to diluted outstanding shares calculated under prior accounting standards (APB 25).

EXAR CORPORATION AND SUBSIDIARIES

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

EXCLUDING STOCK-BASED COMPENSATION EXPENSE AND ONE-TIME CHARGE

(In thousands, except per share amounts)

(Unaudited)

	SIX MONTHS ENDED SEPTEMBER 30, 2006					SIX MONTHS ENDED SEPTEMBER 30, 2005
	REPORTED	NON-GAAP ENTRIES		NON-GAAP
Net sales	$36,734	$—		$36,734		$32,440

Cost of sales:
Product cost of sales	10,762	(54	)(a)	10,708		10,354
Amortization of purchased intangible assets	480	—		480		440

Total cost of sales	11,242	(54)		11,188		10,794

Gross profit	25,492	54		25,546		21,646

Operating expenses:
Research and development	13,291	(678	)(a)	12,613		12,254
Selling, general and administrative	12,743	(2,161	)(a);(b)	10,582		10,629

Total operating expenses	26,034	(2,839)		23,195		22,883

Income (loss) from operations	(542)	2,893		2,351		(1,237)

Interest income and other, net
Interest and other income, net	7,942	—		7,942		6,234
Other than temporary loss on long-term investments	(957)	957		—		—

Total interest and other income, net	6,985	957		7,942		6,234

Income before income taxes	6,443	3,850		10,293		4,997
Provision for income taxes	2,659	751	(c)	3,410		1,183

Net income	$3,784	$3,099		$6,883		$3,814

Earnings per share:
Basic earnings per share	$0.10			$0.19		$0.09

Diluted earnings per share	$0.10			$0.19		$0.09

Shares used in the computation of earnings per share:
Basic	36,061			36,061		40,967

Diluted	36,381			36,219	(d)	41,526

(a)	Stock-based compensation expense.
(b)	Includes $664,000 in connection with the Company’s Chief Financial Officer separation agreement dated June 30, 2006.
(c)	Income tax effect of Non-GAAP entries.
(d)	Excludes 162,000 shares to adjust diluted outstanding shares calculated under SFAS 123R to conform to diluted outstanding shares calculated under prior accounting standards (APB 25).

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	SEPTEMBER 30, 2006	MARCH 31, 2006
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$352,761	$329,528
Accounts receivable, net	6,583	7,429
Inventories	5,889	5,531
Other current assets	8,983	7,178

Total current assets	374,216	349,666

Property, plant and equipment, net	26,937	27,770
Other long-term investments	2,363	2,828
Deferred income taxes, net	9,332	9,361
Goodwill and intangible assets, net	9,542	10,020
Other non-current assets	2,131	1,752

Total assets	$424,521	$401,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$14,853	$13,770
Long-term obligations	191	222

Total liabilities	15,044	13,992

Total stockholders’ equity	409,477	387,405

Total liabilities and stockholders’ equity	$424,521	$401,397